UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

NICHOLAS FINANCIAL, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NICHOLAS FINANCIAL, INC.

2454 McMullen Booth Road

Building C

Clearwater, FL 33759-1343

(727) 726-0763

NOTICE OF ANNUAL GENERAL MEETING

To the Shareholders of Nicholas Financial, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) will be held at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday, August 27, 2020, at 10:30 a.m. (Clearwater, Florida time) for the following purposes:

1.	to receive the Report of the Directors;
2.	to receive the consolidated financial statements of the Company for its fiscal year ended March 31, 2020, and the report of RSM US LLP, the Company’s Independent Auditors, thereon;
3.

to elect one director to hold office until the 2022 Annual General Meeting of Shareholders and one director to hold office until the 2023 Annual General Meeting of Shareholders, or until their respective successors are duly elected and qualified (Proposal 1);

4.	to ratify the appointment of RSM US LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2021 (Proposal 2);
5.

to provide an advisory vote on the compensation for our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in the accompanying Proxy Statement and Information Circular (Proposal 3); and

6.	to transact such other business as may properly come before the Meeting.

Due to the COVID-19 epidemic, the Company has also elected to have concurrently a virtual shareholder meeting this year for the safety of its shareholders, partners, and board.  The URL Path for the virtual meeting is www.issuerdirect.com/virtualevent/nick.

Accompanying this Notice are a Proxy Statement and Information Circular and Form of Proxy.

Shareholders of record as of the close of business on July 23, 2020 will be entitled to attend and vote at the Meeting, or any adjournment or postponement thereof. A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead.

Your vote is important. If you are unable to attend the Meeting (or any adjournment or postponement thereof) in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set forth in the Notes.

The enclosed Form of Proxy is solicited by the Board of Directors of the Company but, as set out in the Notes accompanying the Form of Proxy, you may amend it if you so desire by inserting in the space provided the name of the person you wish to represent you at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual

General Meeting of Shareholders to be Held on August 27, 2020

Pursuant to rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and Information Circular and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, are available at https://nicholasfinancial.com/?page_id=11774

DATED at Clearwater, Florida, July 30, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas Marohn

Corporate Secretary

NICHOLAS FINANCIAL, INC

2454 McMullen Booth Road

Building C

Clearwater, FL 33759-1343

(727) 726-0763

PROXY STATEMENT AND INFORMATION CIRCULAR

AS AT AND DATED JULY 31, 2020

This Proxy Statement and Information Circular accompanies the Notice of the 2020 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) to be held on Thursday, August 27, 2020, at 10:30 a.m. (Clearwater, Florida time), at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, and is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at that Meeting and at any adjournment thereof.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “Annual Report”), together with this Proxy Statement and Information Circular and the accompanying form of proxy (“Proxy”), are first being mailed on or about July 30, 2020 to shareholders entitled to vote at the Meeting. Additional copies will be provided without charge upon written request to Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1340, Attention: Corporate Secretary. Exhibits filed with our Annual Report on Form 10-K will be provided upon written request, in the same manner as noted above.

REVOCABILITY OF PROXY

If the accompanying form of Proxy is completed, duly signed and returned, the shares represented thereby will be voted at the Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof. If you would like to obtain directions to attend the Meeting, please contact Douglas W. Marohn at 727-726-0763.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof (such instrument, a “Notice of Revocation”), and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. If you file a Notice of Revocation, you may then vote (or abstain from voting) your shares in person at the Meeting.

If you are a shareholder of record, you also may revoke your proxy at any time before your shares are voted by submitting a duly executed proxy bearing a later date. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy.

PERSONS MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company.

VOTING SHARES AND OWNERSHIP

OF MANAGEMENT AND PRINCIPAL HOLDERS

As of the date of this Proxy Statement and Information Circular, the Company is authorized to issue 50,000,000 Common Shares without par value and 5,000,000 Preference Shares without par value. As of the close of business on July 23, 2020, the record date for determining shareholders entitled to notice of and to vote at the Meeting, there were issued and outstanding 12,391,556 Common Shares and no Preference Shares. Of the outstanding Common Shares, 7,801,556 Common Shares are entitled to vote at the Meeting (the “Voting Common Shares”) and the remaining 4,590,000 Common Shares are held by an indirect subsidiary of the Company and, pursuant to applicable law, are not entitled to vote. At the Meeting, on a show of hands, every shareholder present in person and entitled to vote shall have one vote, and on a poll, every shareholder present in person or represented by proxy and entitled to vote shall have one vote, in each case for each share of which such shareholder is the registered holder. Shares represented by proxy will only be voted on a poll.

The following table sets forth certain information regarding the beneficial ownership of the Voting Common Shares as of July 23, 2020 regarding (i) each of the Company’s directors (including the nominees for election or re-election as directors), (ii) each of the Company’s named executive officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to beneficially own, directly or indirectly, more than 5% of the outstanding Voting Common Shares. Except as otherwise indicated, each of the persons listed below has sole voting and investment power over the shares beneficially owned.

Name	Number Of Shares	Percentage Owned
Douglas Marohn (1) (2)	70,878	*
Irina Nashtatik (3)	-	*
Kelly Malson (4)	23,672	*
Jeffrey Royal (5)	17,461	*
Robin J. Hastings (6)	12,614	*
Adam K. Peterson (7) (8)	2,056,493	26.4
Jeremy Zhu (9) (10)	607,319	7.8
Magnolia Capital Fund, LP (11)	2,037,513	26.1
The TCW Group, Inc. (12)	607,319	7.8
Westlake Services, LLC (13)	500,000	6.4
Dimensional Fund Advisors LP (14)	501,003	6.4
Renaissance Technologies LLC (15)	523,755	6.7
All directors and officers as a group (7 persons) (16)	2,788,437	35.7

*	Less than 1%
(1)

Mr. Marohn is our President, Chief Executive Officer and Corporate Secretary. Mr. Marohn’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(2)

Includes 8,279 shares of restricted stock vesting in fiscal year 2021, 10,550 shares of restricted stock vesting in fiscal year 2022, and 15,725 shares of restricted stock vesting in fiscal year 2023 and 39 shares of Common Stock held by Mr. Marohn’s spouse.

(3)   Ms. Malson is our Chief Financial Officer.

(4)   Ms. Malson is our former Chief Financial Officer (through November 15, 2019).

(5)	Mr. Royal is Chairman of the Board. His business address is 5420 Nicholas Street, Omaha, Nebraska 68132.
(6)	Mr. Hastings is a director. His business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.
(7)	Mr. Peterson is a director. His business address is 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.
(8)	Includes 2,037,513 shares held of record by Magnolia Capital Fund, LP. Please refer to footnote (10).
(9)	Mr. Zhu is a director. His business address is 865 South Figueroa Street, Los Angeles, CA 90017.
(10)	Includes 607,319 shares held of record by The TCW Group, Inc. and its direct and indirect subsidiaries and Mr. Zhu personally held 2,107 shares of record. Please refer to footnote (12).
(11)

As reported in a Schedule 13D/A filed on March 4, 2020, Magnolia Capital Fund, LP, The Magnolia Group, LLC and Adam K. Peterson share beneficial ownership of such shares.  The Magnolia Group, LLC is the general partner of Magnolia Capital Fund, LP and Mr. Peterson is the managing member of The Magnolia Group, LLC. Mr. Peterson is therefore deemed to be the beneficial owner of the shares of common stock held of record by Magnolia Capital Fund, LP. The business address of Magnolia Capital Fund, LP, The Magnolia Group, LLC and Mr. Peterson is 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

(12)

The TCW Group, Inc., on behalf of itself and its direct and indirect subsidiaries (collectively, the “TCW Business Unit”), filed a Schedule 13G/A on February 7, 2020. According to the Schedule 13G/A, investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect ownership interest in TCW that technically constitutes an indirect controlling interest in TCW. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the securities shown in the table. Information barriers are in place between the TCW Business Unit and The Carlyle Group. The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by the TCW Business Unit and shown in the table. The TCW Business

Unit disclaims beneficial ownership of any shares which may be owned or reported by The Carlyle Group and its affiliates. Mr. Zhu is Managing Director of Sepulveda Management, LLC, an affiliate of the TCW Business Unit and investment adviser registered under the Investment Advisers Act. The business address of the TCW Business Unit is 865 South Figueroa Street, Los Angeles, CA 90017.

(13)	As reported in a Schedule 13G filed on May 8, 2015, the principal business address of Westlake Services, LLC is 4751 Wilshire Boulevard #100, Los Angeles, CA 90010.
(14)

Dimensional Fund Advisors LP filed a Schedule 13G/A on February 12, 2020. According to the Schedule 13G,/A Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act, furnishes investment advice to four investment companies registered under the Investment Company Act, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”), and in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. According to the Schedule 13G, in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds; however, all securities reported in such Schedule 13G/A are owned by the Funds. Dimensional Holdings Inc. is the general partner of Dimensional Fund Advisors LP. The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(15)

As reported in a Schedule 13G filed on February 12, 2020, the principal business address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022.

(16)

Represents shares beneficially owned by all directors and officers as a group as of the record date. Includes unvested restricted stock and shares issuable upon the exercise of stock options exercisable within 60 days of the record date, held by the current directors and officers as a group.

The Board of Directors has determined that all holders of record of Voting Common Shares as of the close of business on July 23, 2020 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. Those shareholders so desiring may be represented by proxy at the Meeting. The Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, Computershare Investor Services, Inc., 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, or at the Corporate Headquarters of the Company at 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1343 not less than 48 hours, Saturdays, Sundays, and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s current Articles provide that a quorum is present if two or more shareholders of the Company are present in person (or represented by proxy) holding an aggregate of at least 33-1/3% of the total issued and outstanding Common Shares of the Company as of the Record Date for the Meeting. The number of issued and outstanding Common Shares currently equals the number of issued and outstanding Voting Common Shares, since the Common Shares held by the Company’s subsidiary are not considered to be “outstanding.”

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. The vote required for each proposal set forth herein, including the election of directors, is set forth under the discussion herein of such proposal.

Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Except as indicated below in connection with the election of directors, where no instructions are indicated signed Proxies will be voted FOR each proposal listed in the Notice of the Meeting as set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so.

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc., then you are a “shareholder of record.” This Proxy Statement and Information Circular and related materials have been provided directly to you by the Company. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed Proxy or follow the instructions on the Proxy for voting by Internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The Proxy Statement and Information Circular and accompanying materials have been forwarded to you by that institution. If you complete and properly sign the accompanying Proxy and return it in the enclosed envelope or follow the instructions on the Proxy for voting by Internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

If you are a shareholder of record and attend the Meeting, you may vote in person by ballot at the Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Meeting. If you are a shareholder of record, then you may opt to deliver your completed Proxy in person at the Meeting.

You will receive separate Proxies when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each Proxy you receive or follow the Internet instructions on each card. The instructions on each Proxy may differ. Be sure to follow the instructions on each card.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends each of the nominees set forth below for election as a director and urges each shareholder to vote “FOR” each of the nominees. Proxies in the accompanying form will be voted at the Meeting, unless authority to do so is withheld, in favor of the election as a director of each of the nominees named below. Brokers or other nominees who hold shares for “street name” holders do not have discretionary authority to vote uninstructed shares in the election of directors. Neither broker non-votes nor abstentions will affect the outcome of the vote on the proposal.

The Company’s Board of Directors currently consists of five members divided into three classes. In general, the members of each class serve three-year terms expiring at the third Annual General Meeting of Shareholders after their election, subject to the following exception (the “Structural Exception”):

•

If a director was not in office at the time of the Company’s 2019 Annual General Meeting (the “2019 Meeting”) and was not elected to office at the 2019 Meeting, the director must stand for re-election at this Meeting pursuant to the Company’s Articles.

•

In that case, and in order to preserve the 2-2-1 structure of the staggered Board, assuming the director is elected by the shareholders at this Meeting, the term of office of the director will next expire in that year in which the term of office of the predecessor director would have expired, had the predecessor not resigned. If the term of office of the predecessor would have expired in 2020 as so determined, the term of office of the new director, assuming he is elected this year, does not expire again until the 2023 Annual General Meeting.

The Structural Exception does not apply with respect to any of the five current members of the Board. The Company’s Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated (1) Douglas Marohn to stand for re-election as a director at the Meeting, to hold office for a term of two year expiring at the 2022 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified and (2) Jeremy Q. Zhu to stand for re-election as a director at the Meeting, to hold office for a term of three years expiring at the 2023 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified. No other person has been nominated by the Board to stand for election as a director at the Meeting.

Vote Required

Assuming a quorum is present, the election of each of Messrs. Marohn and Zhu as a director requires that a plurality of the total votes cast with respect to Voting Common Shares present, or represented by proxy, vote in favor of his election. (Please note that brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors.) In the event Mr. Marohn or Zhu is unable to serve, the persons designated as proxies will cast votes for such other person as they may select in their discretion as a substitute nominee. The Board of Directors has no reason to believe that either of the foregoing nominees will be unavailable, or if elected, will decline to serve.

Messrs. Marohn and Zhu are residents of the United States. Certain information is set forth below for each of the nominees:

DIRECTORS CONTINUING IN OFFICE — TERM EXPIRES 2021

Name	Age	Principal Occupation And Other Information

Robin J. Hastings	66

Mr. Hastings has served as a director of the Company since August 2015 and Chairman of the Board between July 26, 2017 until January 17, 2019. Until March 2016, Mr. Hastings was the Chief Operating Officer of United Ocean Services (“UOS”), a subsidiary of International Shipholding Corporation, a New York Stock Exchange-listed company. UOS is a U.S. flag shipping company with primary operations in the Gulf of Mexico. Until his retirement, he worked in various capacities for UOS under different ownership, for 28 years. Prior to becoming a director of the Company, Mr. Hastings worked for National Gypsum Company, American Shipbuilding Company and TECO Transport & Trade. Mr. Hastings began his career in the financial arena of TECO Transport & Trade in 1987. He was promoted to Assistant Controller of TECO Transport & Trade before it was purchased by investors and renamed United Maritime Group in 2008. Mr. Hastings held the positions of Controller, Vice President of Commercial Operations and Logistics, and ultimately Chief Operating Officer of United Ocean Services and remained as COO when International Shipholding purchased UOS in 2012. Mr. Hasting received both his Bachelor’s degree in Accounting and Finance and his Master’s degree in Business Administration from the University of South Florida in Tampa, Florida.

		Mr. Hastings brings considerable financial, accounting and operating skills and experience to the Board.

Jeffrey Royal (Chair)	44

Mr. Royal has served as a director of the Company since October 2017 and as Chairman since January 17, 2019. Since January 2006, Mr. Royal has been the President of Dundee Bank located in Omaha, Nebraska. Prior to joining Dundee Bank, he was Second Vice President of First National Bank of Omaha. Mr. Royal also serves as a director for Boston Omaha, which Director Adam Peterson serves and the CEO (see below).  Mr. Royal received both his Bachelor’s and Master’s degree in Business Administration from Creighton University and completed the Stonier Graduate School of Banking at Georgetown University and the University of Pennsylvania.

		The Board believes that Mr. Royal’s provides the Board considerable experience and knowledge of accounting and lending.

DIRECTORS CONTINUING IN OFFICE — TERM EXPIRES 2022

Name	Age	Principal Occupation And Other Information

Adam K. Peterson	38

Adam K. Peterson has served as a director of the Company since July 2017. Mr. Peterson serves as Co-President, Co-Chairperson, and Co-CEO of Boston Omaha Corporation, a NASDAQ-listed company. Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC “Magnolia Group”), an SEC-registered investment adviser and the general partner of Magnolia Capital Fund, LP.

(“Magnolia Capital”). Magnolia Group also manages a private real estate fund. As of the record date, Magnolia Capital was the holder of approximately 19.3% of the Company’s Voting Common Shares. Between November 2005 and June 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LLC and related entities at a private family investment office, and from May 2004 through June 2006, he was a financial analyst for Peter Kiewit Sons, Inc. Mr. Peterson graduated with a BSBA with a concentration in Finance from Creighton University.

		The Board believes that Mr. Peterson provides the Board with financial and business analytical experience as an investor who regularly scrutinizes public companies.

Douglas Marohn	48

Mr. Marohn has served as President and Chief Executive Officer of the Company since December 12, 2017, as the Corporate Secretary since March 1, 2019 and as a director since January 8, 2019. Mr. Marohn previously served as President and Chief Executive Officer of ML Credit Group, LLC (dba Metrolina Credit Company) since January 2014. Between August 2011 and November 2013, Mr. Marohn was Senior Vice President at TMX Finance, overseeing its consumer loan operations. Until July 2011, he spent 14 years with the Company in various positions, the majority of the time as Senior Vice President.

With over 25 years of experience in the subprime auto finance industry, including over 16 years with the Company, the Board believes that Mr. Marohn brings valuable executive and operational skills and experience, as well as industry knowledge, to the Board. This led to the conclusion that he should continue to serve as a director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM EXPIRES 2023

Name	Age	Principal Occupation And Other Information

Jeremy Q. Zhu	47

Jeremy Q. Zhu has served as a director of the Company since September 2017. Mr. Zhu is the founder, and since December 2016 has been serving as Managing Director, of Sepulveda Management, LLC (“TCW Sepulveda”), previously known as Wedbush Opportunity Capital, LLC (“Wedbush”). TCW Sepulveda is an investment management company and SEC-registered investment adviser affiliated with the TCW Group, Inc. Between June 2007 and December 2016, Mr. Zhu served as the Managing Director and Senior Vice President of Wedbush, focusing on strategic growth initiatives, investments and acquisitions. Prior to joining Wedbush in 2003, Mr. Zhu worked at Lehman Brothers Venture Capital Group and CSC Kalchas Group, a strategy consultancy with numerous multinational corporations as clients. Mr. Zhu is currently also a board member of CalWest Bancorp (OTC company) and served as a board member of Community 1st Bancorp until it was sold in November 2017 (OTC company). Mr. Zhu received his Master’s in Engineering at Princeton University and a Bachelor of Science in Engineering at Cornell University.

The Board believes that Mr. Zhu brings a unique combination of leadership, financial and business analytical experience to the Board due to his extensive involvement within the financial industry and his service as a board member with several banking institutions.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors and Audit Committee recommend the ratification of the appointment of RSM US LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2021 and urge each shareholder to vote “FOR” such proposal. Abstentions will not affect the outcome of the vote on this proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of this proposal. Executed and unmarked Proxies in the accompanying form will be voted at the Meeting in favor of this proposal.

The Audit Committee has appointed RSM as Independent Auditors of the Company for the fiscal year ending March 31, 2021, and the Board of Directors and Audit Committee propose the ratification of such appointment. If our shareholders do not ratify the appointment of RSM at the Meeting, then the Audit Committee will reconsider its selection of RSM; however, it is not required to change its selection.

Vote Required

Assuming a quorum is present, approval of the ratification of the appointment of RSM as Independent Auditors of the Company for the fiscal year ending March 31, 2021 requires that a simple majority of the total votes cast with respect to Voting Common Shares present, or represented by proxy, vote in favor of such proposal.

Fees for Audit and Non-Audit Related Matters

The fees charged by RSM US LLP for professional services rendered to the Company in connection with all audit and non-audit related matters were as follows:

	Fiscal Year Ended March 31,
	2020	2019
Audit Fees (1)	$515,000	$515,000
Audit Related Fees (2)	$57,352	$23,427
All Other Fees	None	None

(1)

Audit fees consist of fees for the audit of the Company’s annual consolidated financial statements and reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)

Audit related fees for the fiscal year ended March 31, 2020 were for the audit of the Company’s retirement plan, acquisition, and additional procedures performed during the quarterly reviews.  Audit related fees for the fiscal year ended March 31, 2019 consisted primarily of advice provided with respect to the Company’s retirement plan.

For the 2020 fiscal year and the 2019 fiscal year, the Audit Committee concluded that RSM US LLP’s provision of the services described above was compatible with maintaining RSM US LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permissible non-audit services to be provided by the Independent Auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditors in accordance with this pre-approval, and the fees for the services performed to date. During each of the fiscal years ended March 31, 2020 and 2019, respectively, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. Abstentions and broker non-votes will not be counted for purposes of determining whether a majority of votes has been cast in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the compensation, unless a shareholder specifies otherwise.

Under legislation that Congress enacted in 2010, our shareholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Nominating/Corporate Governance Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation philosophy emphasizes pay for performance. The goal is to provide an opportunity for total compensation that is competitive and sufficient to attract and retain executives and is reflective of our overall executive compensation philosophy which is designed to:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;
•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and
•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

We describe the individual elements that make up our total compensation more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement and Information Circular. We believe our executive compensation programs are structured to support the Company and its business objectives.

Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the approval of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis section, compensation tables and narrative discussion.

Vote Required

Assuming a quorum is present, approval of the compensation of our named executive officers requires that a simple majority of the total votes cast with respect to Voting Common Shares present, or represented by proxy, vote in favor of such proposal.

BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

The Company has not adopted a formal policy that each director must attend each annual general meeting of shareholders, although directors are encouraged to do so. The Company expects all members of the Board to attend the Meeting barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2019 Annual General Meeting of Shareholders. During the Company’s fiscal year ended March 31, 2020, there were 4 meetings of the Board, 4 meetings of the Audit Committee, 1 meeting of the Compensation Committee and 1 meeting of the Nominating/Corporate Governance Committee, and each incumbent director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he has been a director and (ii) the total number of meetings of all committees of the Board on which he served held during the periods that he served.

The Board of Directors of the Company has the standing committees listed below.

Audit Committee

On April 1, 2004, the Board of Directors established an Audit Committee, which was comprised of three members during the fiscal year ended March 31, 2020. The committee consists of Messrs. Hastings (Chair), Royal, and Zhu. The Board has determined that Messrs. Hastings, Royal and Zhu satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ listing standards. The Board also has determined that each of Messrs. Hastings, Royal and Zhu qualify as an audit committee financial expert as defined under these rules and listing standards.

The Audit Committee assists the Board of Directors with its responsibilities by (A) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and (B) monitoring (i) the Company’s compliance with legal, risk management and regulatory requirements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s audit function and independent auditors, and (iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to its policies and compliance with legal requirements. The Audit Committee: has sole responsibility to retain and terminate the Company’s independent auditors, subject to shareholder ratification; has sole authority to pre-approve all audit and non-audit services performed by the Company’s independent auditors and the fees and terms of each engagement; reviews the scope and results of each annual internal audit; and reviews the Company’s audited consolidated financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies. The Audit Committee is governed by a written charter, which sets forth the specific functions and responsibilities of the Audit Committee. A copy of the current Audit Committee charter is available on the Company’s web site.

Compensation Committee

On June 30, 2005, the Board of Directors established a Compensation Committee, which was comprised of three members during the fiscal year ended March 31, 2020. The committee consist of Messrs. Zhu (Chair), Hastings and Royal. The Board has determined that Messrs. Zhu, Hastings and Royal satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ listing standards, that they are “non-employee directors” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and that they are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The principal responsibilities of the Compensation Committee are to evaluate the performance and approve the compensation of the Company’s Chief Executive Officer and other executive officers; prepare an annual report on executive compensation for inclusion in proxy statements of the Company; and oversee the Company’s compensation and benefit plans for key employees and non-employee directors.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of these goals and objectives and establishes his compensation levels based on its evaluation. This committee is also responsible for administration of the Nicholas Financial, Inc. Equity Incentive Plan and the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan. The specific functions and responsibilities of the Compensation Committee are set forth in its written charter. A copy of the current Compensation Committee charter is available on the Company’s web site.

The Compensation Committee may designate one or more subcommittees, each of which must consist of two or more members of the Compensation Committee. Each subcommittee will have and may exercise all the powers and authority of the Compensation Committee, to the extent provided in the committee’s resolutions and to the extent not limited by applicable law or listing standard.

Nominating/Corporate Governance Committee

On June 30, 2005, the Board of Directors established a Nominating/Corporate Governance Committee, which was comprised of three members during the fiscal year ended March 31, 2020. The committee consisted of Messrs. Zhu (Chair), Hastings and Royal.

The Board has determined that Messrs. Zhu, Hastings, and Royal satisfy the independence requirements of current NASDAQ listing standards.

The principal functions of the Nominating/Corporate Governance Committee are to: identify, consider and recommend to the Board qualified director nominees for election at the Company’s annual meeting; review and make recommendations on matters involving the general operation of the Board and its committees and recommend to the Board nominees for each committee of the Board; and develop and recommend to the Board the adoption and appropriate revision of the Company’s corporate governance practices. The Nominating/Corporate Governance Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Nominating/Corporate Governance Committee charter is available on the Company’s web site.

Nominations of Directors

The entire Board by majority vote selects the director nominees to stand for election at the Company’s annual general meetings of shareholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating/Corporate Governance Committee. In selecting nominees to recommend to the Board to stand for election as directors, the Nominating/Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. While the Nominating/Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the Company’s Corporate Governance Policies provide that the selection of potential directors should be based on all factors the Nominating/Corporate Governance Committee and the Board consider appropriate, which include issues of diversity, age, background and training, business or administrative experience or skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. To this end, the Nominating/Corporate Governance Committee believes that the following minimum qualifications must be met by a director nominee to be recommended to stand for election as director:

•	Each director must display high personal and professional ethics, integrity and values.
•	Each director must have the ability to exercise sound business judgment.
•

Each director must be highly accomplished in his or her respective field, with broad experience at the executive or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise, experience, be able to offer advice and to offer guidance based on that expertise and experience.
•	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.
•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Nominating/Corporate Governance Committee may use various sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors, management and shareholders. The Nominating/Corporate Governance Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates who are determined by the Nominating/Corporate Governance Committee to be potential nominees, one or more members of the committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet with the full Nominating/Corporate Governance Committee, which will conduct a personal interview with the candidate. During the interview, the committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board as well as explore any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating/Corporate Governance Committee as a result of the committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Pursuant to the Nominating/Corporate Governance Committee charter as currently in effect, the committee will investigate and consider shareholder recommendations for director nominations submitted in writing by a shareholder (or group of shareholders) owning 5% or more of the Company’s outstanding Common Shares for at least one year. Recommendations for director nominees to be considered by the Nominating/Corporate Governance Committee, including recommendations from shareholders of the Company, should be sent in writing, together with a description of each proposed nominee’s qualifications and other relevant biographical information concerning such proposed nominee, to the Nominating/Corporate Governance Committee of the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters, and must be received at least 120 days prior to the anniversary date of the release of the proxy statement relating to the prior year’s Annual General Meeting of Shareholders.

Please refer to the section “Shareholder Proposals” for the deadlines by which shareholders must submit shareholder proposals under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and outside of Rule 14a-8.

Leadership Structure and Role in Risk Oversight

Mr. Marohn became CEO of the Company effective as of December 12, 2017 and has served as a director since January 8, 2018.  On July 26, 2017, the Board appointed Mr. Hastings to serve as Chairman of the Board. Effective January 17, 2019, the Board appointed Mr. Royal to serve as the Chairman of the Board.

Our Board does not have a policy on whether or not the roles of CEO and Chairman should be separate; indeed, the Board has the authority to choose its Chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and Chairman in the same person or in two different individuals, depending upon what it believes is in the best interests of the Company at that time. At the current time, the Board believes that it is most effective for the roles of CEO and Chairman to be separated in order to ensure continuity in leadership and sound oversight.

Our Board, and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Our Chief Executive Officer and Chief Financial Officer, with input as appropriate from other appropriate management members, reports and provides relevant information directly to either our Board and/or the Audit Committee on various types of identified material financial, reputational, legal and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board’s and Audit Committee’s roles in our risk oversight process have not affected our Board leadership structure.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits any hedging transactions with respect to the Company’s securities.

Director Independence

In accordance, with NASDAQ rules, the Board has determined that Messrs. Royal, Hastings, and Zhu, collectively representing a majority of members of our Board, are independent directors in that they do not have any relationships with the Company and its businesses that would impair their independence.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to Nicholas Financial, Inc., Attention: Board of Directors (or the individual director(s)), 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759. Such communications will be delivered directly to the appropriate director(s).

Report of the Audit Committee (1)

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the Company’s Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the Company’s Independent Auditors matters related to the financial reporting process required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by Rule 3526 of the Public Company Accounting Standards Board, as currently in effect, and the Audit Committee discussed with the Independent Auditors that firm’s independence and considered the compatibility of non-audit services with the Independent Auditors’ independence.

The Committee discussed with the Company’s Independent Auditors the overall scope and plans for their audit. The Committee meets with the Independent Auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for filing with the Commission. The Committee also appointed RSM US LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2021.

Robin J. Hastings, Audit Committee Chair

Jeffrey C. Royal, Audit Committee Member

Jeremy Q. Zhu, Audit Committee Member

July 24, 2020

(1)

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS AND COMPENSATION

The Company currently has two (2) executive officers: Douglas Marohn, President, Chief Executive Officer and Corporate Secretary and Irina Nashtatik, Chief Financial Officer. For additional information regarding Mr. Marohn, see “Proposal 1: Election of Directors” above. Additionally, the Company has one (1) former executive officer Kelly M. Malson, Chief Financial Officer. By letter dated October 28, 2019, Ms. Malson and the Company agreed on, and on October 29, 2019, the Board of Directors of the Company (the “Board” formally ratified, November 15, 2019 as Ms. Malson’s last day of employment with the Company (the “Separation Date”).

Ms. Nashtatik, age 39, joined the Company as Controller in March 2018. Ms. Nashtatik was promoted to Vice President of Finance in August 2019 and continued in the position until November 2019. She continued Controller’s duties and the new position covered the daily management of the credit facility and custodial administration of it. She was further promoted to the interim Chief Financial Officer in November 2019. On July 7, 2020, Ms. Nashtatik was appointed as of Chief Financial Officer for the Company. Prior to joining the Company, she held several leadership positions in accounting, finance, and treasury at Bankers Financial Corporate, USAmeriBank, and Jabil Circuit, Inc. Ms. Nashtatik earned M.B.A. from the University of Florida, B.S. in Accounting from the University of South Florida, and B.S. in Economics from the State University Higher School of Economics. She is a Certified Public Accountant (CPA) and a Certified Treasury Professional (CTP).

Ms. Malson, age 49, joined the Company as Chief Financial Officer in June 2018. Ms. Malson has been serving on Conn’s, Inc. as a Board member (since August 2012), member of the Audit Committee (since November 2012, including as chair between November 2012 and May 2019) and member of the Nominating and Corporate Governance Committee (since December 2015). Ms. Malson previously served as Senior Vice President, Chief Financial Officer and Treasurer of World Acceptance Corporation from May 2009 until stepping down from those positions in December 2013. She remained employed by World Acceptance Corporation from December 2013 until her retirement in February 2014. Prior to that, she held the titles of Vice President and Chief Financial Officer from March 2006 until May 2009 and Vice President of Internal Audit from September 2005 to March 2006 at World Acceptance Corporation. Ms. Malson served as Finance Compliance Manager for ITRON, Inc.’s IEM Unit from 2004 to 2005. Prior to 2004, she served in various positions with KPMG, LLP and Andersen LLP. Ms. Malson obtained her bachelor’s degree in Accountancy from Southern Illinois University in 1993.

Executive Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

The primary objectives of the Compensation Committee of the Company’s Board of Directors with respect to executive compensation are to attract, motivate and retain the best executive talent available and to align the Company’s executive compensation structure with shareholder value creation. More specifically, the Compensation Committee believes that executive compensation should:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;
•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and
•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

Role of the Compensation Committee

The Compensation Committee is responsible for:

•	evaluating the performance and determining and approving the compensation of the Company’s executive officers, including the Chief Executive Officer (the “CEO”); and
•	overseeing the Company’s compensation and benefit plans for key employees and non-employee directors, including the Company’s equity plans.

Through this process, the Committee reviews and determines all aspects of compensation for the Named Executive Officers (as defined below) of the Company.

The Named Executive Officers of the Company are:

•	Douglas Marohn, President, CEO and Corporate Secretary; and
•	Irina Nashtatik, current Chief Financial Officer; and

•	Kelly M. Malson, former Chief Financial Officer (through November 15, 2019).

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and monitoring adherence to the Company’s compensation programs. When setting executive compensation, the Compensation Committee applies a consistent approach for all Named Executive Officers. It intends that the combination of elements of executive compensation closely align the executives’ interest with those of the Company’s shareholders. Target total compensation is generally comprised of base salary, annual cash bonus and incentive compensation in the form of equity grants. The Compensation Committee reviews and adjusts executive target total compensation levels annually, and approves the base salary, annual cash bonus and incentive equity awards for each Named Executive Officer.

The Compensation Committee currently initiates the compensation process, seeking input and information from the CEO and the full Board of Directors before finalizing any salary increases, employment contracts, bonus plans or long-term incentive equity awards for Named Executive Officers. In considering the appropriate compensation for each of the Named Executive Officers, the Compensation Committee takes into consideration, among other things, the CEO’s recommendations, the executive pay for executive officers in comparable positions for companies in the Company’s peer group, the level of inherent risk associated with the position, the specific circumstances of the executive, and the advisory votes of the Company’s shareholders with respect to the compensation of the Named Executive Officer for prior fiscal years. The Compensation Committee has developed a compensation plan that it believes will achieve the following objectives:

•	provide incentives for management to think like shareholders and pursue strategies and investments that maximize long-term value;
•	tie long term incentive compensation opportunities to the achievement of long-term financial and strategic goals;
•	provide sufficient levels of wealth creation opportunity to attract and retain highly skilled executives; and
•	maximize the financial efficiency of the program from tax, accounting and cash flow perspectives.

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the Named Executive Officers’ compensation, including base salary, annual cash bonus, equity incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations for severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared affixing dollar amounts under the various payout scenarios for the Named Executive Officer and was reviewed by the Compensation Committee.

Compensation Components

The Company’s executive compensation program currently consists of three key elements: base salary, annual incentive bonus and equity incentive compensation.

Base Salary

The Compensation Committee establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The annual base salaries for Mr. Marohn, the Company’s President, CEO and Corporate Secretary, Ms. Nashtatik, the Company’s Chief Financial Officer and Ms. Malson, the Company’s former Chief Financial Officer, for the fiscal year ended March 31, 2020 (“Fiscal 2020”) were $350,000, $140,000 and $250,000, respectively.

The Compensation Committee has determined to maintain annual base salary for Mr. Marohn at the same level for the fiscal year ending March 31, 2021. The annual base salary for Ms. Nashtatik has been increased to $180,000, for the fiscal year ending March 31, 2021. The Compensation Committee believes that the base salaries of the Company’s Named Executive Officers are generally competitive at the median salary ranges observed at comparable companies.

Incentive Bonuses

Fiscal 2020 – 2022: Milestone Bonuses

Pursuant to their employment agreements, Mr. Marohn and Ms. Nashtatik are, and Ms. Malson was (prior to the Separation Date), entitled to receive an annual non-discretionary, or performance-based, cash bonus (a “Milestone Bonus”) based on the operating margin achieved by the Company in the relevant fiscal year compared to the relevant target operating margin set forth below. For these purposes, operating margin is defined as operating income before income taxes divided by interest and fee income on finance receivables, adjusted in the sole discretion of the Compensation Committee, including without limitation for the following items: 1) changes resulting from a FASB Accounting Pronouncement, 2) dividends, 3) gain on sale and 4) provision for credit losses if less than charge-offs.

	Fiscal year ending March 31,
	2020	2021	2022
Target Operating Margin	12.5%	12.5%	20.0%

In connection with his entering into a new employment agreement effective July 8, 2020, Mr. Marohn’s Target Operating Margin for fiscal years ending March 31, 2021 and 2022 was reduced from 20% and 30%, respectively, primarily as the result of the anticipated effects of the COVID-19 pandemic on the Company’s business. The same Target Operating Margin was adopted for Ms. Nashtatik’s employment agreement effective July 7, 2020.

No Milestone Bonuses were paid for the fiscal year ended March 31, 2020.

For the fiscal years ending March 31, 2021 and 2022, if less than 80% of the target operating margin is achieved, no Milestone Bonus will be earned. If 80% or more of the target operating margin is achieved, the Milestone Bonus will equal the percentage of the target margin achieved multiplied by $150,000 for Mr. Marohn and by $75,000 for Ms. Nashtatik.

For the fiscal years ending March 31, 2021 and 2022, Mr. Marohn will receive a bonus equal to the greater of his Milestone Bonus and the sum of the cash component and the restricted stock component of his Long-Term Bonus with respect to such fiscal years as described below.

For the fiscal years ending March 31, 2021 and 2022, Ms. Nashtatik will receive a bonus equal to the Milestone Bonus with respect to such fiscal years as described above.

Fiscal 2021 – 2022: Long-Term Bonuses

For each of the fiscal years ending March 31, 2021 and 2022, Mr. Marohn will be entitled to receive a bonus (a “Long-Term Bonus”) based on the three-year rolling average annual growth in tangible book value per share over the three immediately preceding fiscal years, adjusted in the sole discretion of the Compensation Committee, including without limitation for the following items: 1) changes resulting from a FASB Accounting Pronouncement, 2) share buy-backs, 3) dividends, 4) stock splits, 5) gain on sale and 6) provision for credit losses if less than charge-offs.

The Long-Term Bonus consists of two components: a cash component and a restricted stock component (valued at the average closing price of the common stock over the 90 calendar days immediately preceding the final day of the fiscal year with respect to which the bonus is calculated), and will be calculated based on the following table:

3-Year Rolling Average Annual Growth in Tangible Book Value per Share	Cash Component (As % of Base Salary for Determination Year)	Restricted Stock Component (As % of Base Salary for Determination Year)
Below 6%	0%	0%
6 - 8%	40%	40%
8 - 10%	60%	60%
10 - 12%	100%	100%
12 - 14%	150%	150%
15 - 18%	200%	200%
Above 18%	Discretionary	Discretionary

Discretionary Bonuses

For each fiscal year, the Compensation Committee retains sole discretion to pay Mr. Marohn an additional bonus of up to 50% of actual salary earned for such fiscal year. For each fiscal year, the Compensation Committee retains sole discretion to pay Ms. Nashtatik an additional bonus up to $25,000 for such fiscal year. For the fiscal year ended March 31, 2020, the Compensation Committee retained sole discretion to pay Ms. Malson an additional bonus of up to 50% of actual salary for such fiscal year.

On May 14, 2019, the Compensation Committee approved a special cash incentive for Mr. Marohn ($60,000) and Ms. Malson ($10,833) for retention and motivation purposes during our business turnaround. It was based, in part, on the criticality of their respective roles in executing our business turnaround strategies, and the leadership characteristics these individuals have displayed and continue to display in recruiting other highly talented managers in their respective disciplines.  The Compensation Committee also considered that management successfully completed a new senior secured credit facility collateralized by customer financed receivables, a system conversion, and an asset acquisition. The Committee considered that with the exclusion of the expense related to branch closures and changing the charge-off policy to 120 days, the Company would have had a profitable year.  Future special cash awards will be based on the performance of the Company, but the Compensation Committee wanted to recognize management’s effort and performance in putting the Company on a path to profitability.

Equity Incentive Compensation

The Compensation Committee believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

Prior to August 13, 2015, the Company maintained the Nicholas Financial, Inc. Equity Incentive Plan (the “Equity Plan”). The Equity Plan was terminated on August 13, 2015. While no new awards have been granted under the Equity Plan since that date, awards previously granted under such plan, remain outstanding. Effective August 13, 2015, the Company adopted the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan” or “Plan”). The Omnibus Incentive Plan allows for the grant of equity awards and cash incentive awards to eligible individuals, with up to 750,000 Common Shares reserved for the grant of equity awards under the Plan. The administrator of the Omnibus Incentive Plan (currently the Compensation Committee of our Board of Directors) (the “Administrator”) may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its affiliates (including the Named Executive Officers); any individual whom the Company or one of its affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently, the persons eligible to participate in the Plan consist of approximately 307 employees and three non-employee directors. A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan”. A more detailed description of the Omnibus Incentive Plan can be found below under the heading “Summary of Omnibus Incentive Plan”.

The employment agreements with Mr. Marohn and Ms. Nashtatik provide, and the employment agreement with Ms. Malson provided, for a stock purchase matching program (the “Matching Program”), pursuant to which the Company matches 100% of the Company’s common stock purchased by such executive officer with restricted shares of common stock vesting three years after issuance. The amount of stock issuable under the Matching Program is capped at $500,000 in the aggregate under Mr. Marohn’s employment agreement and at $100,000 in the aggregate under Ms. Nashtatik’s employment agreement, and was capped at $375,000 in aggregate under Ms. Malson’s employment agreement.

Fiscal 2020 Equity Awards

The equity awards granted in Fiscal 2020 to the Named Executive Officers under the Omnibus Incentive Plan consist solely of awards of time-vested stock.

Pursuant to the Matching Program, during fiscal 2020 Mr. Marohn was issued 15,725 shares of restricted stock. Ms. Malson was issued 6,077 shares of restricted stock, (which were forfeiture back to the Company). No shares of restricted stock were issued under the Matching Program to Ms. Nashtatik.

Stock Ownership Requirements

Beginning on March 31, 2023, under the terms of their respective employment agreements and for so long as they remain employed by the Company, the Chief Executive Officer and the Chief Financial Officer are required to maintain ownership of common stock with a fair market value equal to at least 500% and 200%, respectively, of his or her then-effective annual salary. If at any time after March 31, 2023 ownership of the Company’s common stock’s fair market value falls below the stock ownership thresholds, due solely to a decline in the fair market value of the Company’s common stock, they will not be required to acquire additional shares to meet the stock ownership threshold, but will be required to retain all shares then held (except for shares withheld to pay withholding taxes) until such time as they again attain the stock ownership thresholds.

Change of Control

The Company has change of control provisions in its employment agreements with its Named Executive Officers (Mr. Marohn, Ms. Nashtatik and Ms. Malson), the Equity Plan and the Omnibus Incentive Plan (including under the Performance Unit Program). The Company has no additional change of control contracts or arrangements with any of its Named Executive Officers. On December

5, 2018, Ms. Malson entered into her employment agreement. On July 7, 2020, Ms. Nashtatik entered into her employment agreement. On July 8, 2020, Mr. Marohn entered into a new employment agreement. For further information regarding these employment agreements, see “Potential Payments Upon Termination or a Change of Control – Employment Agreements” and “Summary of Employment Agreements With Named Executive Officers”.

The change of control provisions in the plans and the employment agreements are designed to make a change of control transaction neutral to the economic interests of employees that might be involved in considering such a transaction. The employees subject to these provisions would likely not be in a position to influence the Company’s performance after a change of control or may not be in a position to earn their incentive awards or vest in their equity awards after a change of control. Thus, the provisions are meant to encourage employees that may be involved in considering a change of control transaction to act in the interests of the Company’s shareholders rather than their own interests.

The change of control provisions in the employment agreements with Named Executive Officers and under the Performance Unit Program are described under “Potential Payments Upon Termination or a Change of Control – Employment Agreements” and “– Equity Incentive Plans”. Generally, the Company’s equity compensation plans provide that restricted stock, restricted stock units and performance units will vest in full, and options to purchase Common Shares will become immediately exercisable, either upon a change of control if the successor company does not assume or replace the award, or upon termination of employment without cause within one year after a change of control.

The Compensation Committee believes that the provisions provided for under the Named Executive Officers’ employment agreements and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change of control even if he or she is not terminated. Our equity compensation plans provide, however, that the Compensation Committee may determine in advance of the change of control event that the provisions would not apply and therefore no accelerated vesting would occur.

Other Compensation

Consistent with the Compensation Committee’s pay-for-performance compensation philosophy, the Company intends to continue to maintain modest executive benefits and perquisites for executive officers; however, the Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Compensation Committee believes these benefits and perquisites are currently at or below median competitive levels for companies in the Company’s peer group. The Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives or employees.

The following table generally illustrates the benefit plans and perquisites that the Company does and does not provide and identifies those employees who may be eligible to receive them. Perquisites for the Named Executive Officers are detailed in the footnotes to the Summary Compensation Table.

Perquisites and Employee Benefits	Executive Officers	Full-Time Employees
401(k) Plan (1)	✓	✓
Medical/Dental Plans (2)	✓	✓
Life Insurance (3)	✓	✓
Long Term Disability Plan (4)	✓	✓
Short Term Disability Plan (5)	✓	✓
Company Paid Trips (6)	✓	✓
Company Owned Vehicle (7)	Not Offered	✓
Club Memberships	Not Offered	Not Offered
Change in Control and Severance Plan (8)	✓	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered

1

Eligible employees, including the Company’s executive officers, are able to participate in the Company’s 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax and post-tax (Roth) basis. All employees of the Company and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of 60 days of service. Participants can contribute up to 60% of their pre-tax or post-tax compensation to the 401(k) Plan annually, subject to certain legal limitations. Neither the Company nor any of its subsidiaries made any matching contributions in Fiscal 2019; the Company has not yet determined whether it will make any matching contribution in Fiscal 2020.

2

The Company provides medical insurance coverage for all of its full-time employees, including the Named Executive Officers. Beginning February 1, 2019, the Company contributes $500 towards the full-time employee’s health care premiums, except the CEO, which the Company pays 100%. The Company pays $500 per month of the applicable premium and the employee pays the remaining balance of the premium.

Vision insurance is also offered to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.
3	The Company provides all full-time employees, including the Named Executive Officers, with a $10,000 term life insurance policy. The premium for this coverage is paid entirely by the Company.
4

The Company provides all full-time employees, including the Named Executive Officers, long-term disability insurance with a monthly benefit in the amount of 60% of monthly salary up to a maximum of $10,000 per month. The premium for this coverage is paid entirely by the Company after one year of employment with the Company.

5	The Company offers short-term disability insurance coverage to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.
6

The Company maintains an annual sales contest that rewards certain employees with a trip at Company expense. All of the Named Executive Officers participate in this program. Mr. Marohn and Ms. Nashtatik attended the Fiscal 2020 annual sales trip. Neither Mr. Marohn nor Ms. Malson attended the Fiscal 2019 annual sales trip.

7

The Company provides Company vehicles to its branch managers, regional managers and other key personnel. Effective December 2017, the Company ceased providing Company vehicles to its Named Executive Officers.

8

The Company’s employment agreements with the Named Executive Officers provide for certain change of control and severance benefits as described elsewhere in this Proxy Statement and Information Circular.

Policy Regarding Retroactive Adjustments

Section 304 of the Sarbanes-Oxley Act of 2002 authorizes a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Compensation Committee does not otherwise have a formal policy regarding whether the Committee will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the individual executive to the extent permitted by applicable law.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There was an exception to the $1,000,000 limitation prior to calendar year 2018 for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, were typically fully deductible. Performance-based cash bonus compensation awards under our Management Incentive Compensation Program were also possibly tax deductible. Our annual base salary and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. As a result of the Tax Cut and Jobs Act, the performance-based exception to Section 162(m) has been eliminated, resulting in the foregoing performance compensation in excess of $1,000,000 in calendar year 2018 or later generally not being deductible for the Company, subject to the transition rule for plans and agreements in place on November 2, 2017. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing “Executive Compensation Discussion and Analysis” with management of the Company and, based upon such review and discussion, has recommended to the Board that the “Executive Compensation Discussion and Analysis” be included in this Proxy Statement and Information Circular for incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Jeremy Zhu, Compensation Committee Chair

Robin J. Hastings, Compensation Committee Member

Jeffrey Royal, Compensation Committee Member

July 24, 2020

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (i) the U.S. dollar value of base salary and bonus earned during each of the fiscal years ended March 31, 2020, 2019 and 2018, respectively; (ii) the aggregate grant date fair value (in U.S. dollars) of stock and option awards granted during each of such fiscal years, computed in accordance with ASC Topic 718; (iii) the U.S. dollar value of all other compensation for each of such fiscal years; and (vi) the U.S. dollar value of total compensation for each of such fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Douglas W. Marohn	2020	$350,000		$-	$160,616	$-	$110,000	$16,000	(4)	$636,616
President, Chief Executive Officer,	2019	350,000		110,000	99,213	-	50,000	17,606	(4)	626,819
and Corporate Secretary	2018	106,346		-	74,213	-	30,000	25,000	(6)	235,559

Irina Nashtatik	2020	138,769		12,500	-	-	-	-		151,269
Chief Financial Officer

Kelly M. Malson	2020	132,692	(5)	-	-	-	40,000	-		172,692
Former Chief Financial Officer	2019	197,115		10,833	-	-	29,167	37,830	(6)	274,945

(1)

For fiscal year 2019, represents two discretionary bonuses awarded to Mr. Marohn and one discretionary bonus awarded to Ms. Malson in recognition of their contributions to the Company’s turnaround objective. For the fiscal year 2020, one discretionary bonus was awarded to Ms. Nashtatik for her contributions to the Company.

(2)

Grant date fair value of shares of restricted stock issued pursuant to the Matching Program (see “Executive Compensation Discussion and Analysis – Compensation Components – Equity Incentive Compensation”).

(3)	Represents the minimum bonuses payable to Mr. Marohn and Ms. Malson, pursuant to their employment agreements.
(4)	Includes health and life insurance premiums.
(5)	Ms. Malson’s separation date was November 15, 2019.
(6)	Includes health and life insurance premiums and relocation expense reimbursement.

CEO Pay Ratio Disclosure

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Douglas W. Marohn, our CEO, for fiscal year 2020.

Our CEO to median employee pay-ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2019 W-2 earnings for all individuals, excluding our CEO, who were employed by us during the entire calendar year ended December 31, 2019. We had approximately 260 employees who were employed during the entire calendar year. We included all employees in the foregoing count, whether employed on a full-time or part-time basis. For those full and part-time associates with less than one year of service and not in temporary or seasonal roles, we annualized W-2 earnings for comparison purposes.

After identifying the median employee based on W-2 earnings, we calculated annual total compensation of the median employee, in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. Additionally, we elected to include the Company-paid portion of health insurance premiums, since it is available to all eligible employees on a nondiscriminatory basis. Our CEO’s compensation for purposes of the pay ratio calculation also includes the Company-paid portion of health insurance premiums. As a result, our CEO’s compensation for purposes of this disclosure differs from his compensation shown in the Summary Compensation Table.

The pay ratio is 12:1 for fiscal year 2020. The calculation is based on median annual total compensation of all employees, other than our CEO, of $51,300 and our CEO’s annual total compensation of $636,616.

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were made to the Named Executive Officers during the fiscal years ended March 31, 2020, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during such fiscal year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary

Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition as such term is defined by ASC Topic 718. Non-equity incentive plan awards are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(1)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Douglas W. Marohn	5/31/2019	—	3,500	—	33,600
'President, Chief Executive	5/31/2019	—	7,500	—	74,700
Officer and Corporate	6/3/2019	—	500	—	4,625
Secretary	6/11/2019	—	750	—	6,960
	8/13/2019	—	3,000	—	25,080
	9/6/2019	—	475	—	4,351

Kelly M. Malson	4/12/2019	—	1,943	—	19,372
'Former Chief Financial	5/15/2019	—	2,094	—	18,783
Officer	6/14/2019	—	2,040	—	18,748

1.

Represents time-vested restricted stock granted under the Matching Program. Under such program, the Company matches the number of shares purchased by Mr. Marohn and Ms. Malson. The matching shares will vest 3 years from the respective purchase dates. For the fiscal year ended March 31, 2020, all restricted stock granted under the Matching Program to Ms. Malson was forfeiture back to the Company.

No plan-based awards were granted to Ms. Nashtatik in the fiscal year ended March 31, 2020.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For the fiscal year ended March 31, 2020, the executive compensation programs for our Named Executive Officers included some or all of the following:

•	Base salary
•	Annual cash incentive bonus
•	Equity-based awards
•	Limited perquisites, such as an automobile and payment of club dues
•	Certain insurance coverages
•	401(k) plan
•	Term life insurance

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Executive Compensation Discussion and Analysis” section. We include further details regarding each Named Executive Officer’s employment agreement (if any) in the “Summary of Employment Agreements with Executive Officers” section.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held at March 31, 2020, by the Named Executive Officers, including the number of shares underlying both exercisable and un-exercisable portions of each stock option, if any, as well as the exercise price and expiration date of each outstanding option, if any.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas W. Marohn	—	—	—	—	—	10,550	(2)	$61,612	—	—
'President, Chief	—	—	—	—	—	8,279	(3)	48,349	—	—
Executive Officer and						15,725	(4)	91,834
Corporate Secretary

(1)	The value was determined by multiplying the closing price ($5.84) per Common Share on March 31, 2020 by the number of unvested shares of restricted stock.
(2)	Represents restricted shares issuable pursuant to the Matching Program, 10,550 shares of which will vest on various dates during fiscal year 2022.
(3)	Represents restricted shares issuable pursuant to the Matching Program, 2,650 of which will vest on February 14, 2021 and 5,629 of which vest on March 7, 2021.
(4)	Represents restricted shares issuable pursuant to the Matching Program, 15,725 shares for Mr. Marohn, which will vest on various dates during fiscal year 2023.

For the fiscal year ended March 31, 2020, all restricted shares issued under the Matching Program to Ms. Malson were forfeited back to the Company. As of March 31, 2020, Ns. Nashtatik did not have any outstanding equity awards.

Option Exercises and Stock Vested

The following table includes certain information regarding amounts realized by the Named Executive Officers during the fiscal year ended March 31, 2020 with respect to options exercised. No restricted stock vested for any of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas W. Marohn	—	—	—	—
President, Chief Executive Officer and Corporate Secretary

Irina Nashtatik	—	—	—	—
Current Chief Financial Officer

Kelly M. Malson	—	—	—	—
Former Chief Financial Officer

Pension Benefits

The Company does not provide pension arrangements or post-retirement health coverage for its executives or employees.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change of Control

Employment Agreements

The Company has separate employment agreements with each of its current executive officers and had an employment agreement with Ms. Malson. The payments to be made to these executive officers pursuant to such employment agreements in the event of disability or death, involuntary termination without cause and termination following a change of control are described below.

These employment agreements are described in greater detail under “Summary of Employment Agreements with Executive Officers” section.

Payments Made Under the Employment Agreements Upon Death or Disability

In the event of the termination of employment due to his or her death or disability, an executive officer will receive only such compensation and other benefits to which he or she was entitled under his or her employment agreement, under the terms of his or her outstanding equity plan awards (as described further below), or otherwise as an employee of the Company through the termination date, including payments of base salary through the calendar month in which such termination occurs.

Payments Made Under the Employment Agreements Upon Termination Without Cause, Constructive Termination or Change of Control

Douglas Marohn

In the event of the termination of Mr. Marohn’s employment (i) by the Company other than for cause (as defined in his employment agreement) or (ii) by Mr. Marohn upon (a) a good faith determination by Mr. Marohn that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office, or (d) upon or within the one-year period following a change of control, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then Mr. Marohn will receive the following benefits:

(i) subject to the Section 280G cap described below, a one-time, lump-sum severance payment equal to Mr. Marohn’s annual base salary in effect at the time of such termination, pro-rated for the number of days remaining in the then-current term (or, following a change of control, a one-time, lump-sum severance payment equal to two times Mr. Marohn’s annual base salary in effect at the time of such termination);

(ii) all restricted stock (other than shares under the Matching Program), restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested, and shares issued under the Matching Program will become immediately vested as follows: one-third of the shares shall immediately vest if the termination occurs less than one year after the issuance, two-thirds of the shares shall immediately vest if the termination occurs less than two years (but one year or more) after the issuance, and one hundred percent of the shares shall immediately vest if the termination occurs two years or more after the issuance;

(iii) any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro-rated basis according as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iv) up to eighteen months of benefits continuation; and

(v) up to $15,000 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” is defined in Mr. Marohn’s employment agreement generally as the sale of one hundred percent of the Company or a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreement.

If any severance payment, either alone or when added to any other payment or benefit to which Mr. Marohn is entitled from the Company exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of his employment agreement, the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Irina Nashtatik

In the event of the termination of Ms. Nashtatik’s employment (i) by the Company other than for cause (as defined in his employment agreement) or (ii) by Ms. Nashtatik upon (a) a good faith determination by Ms. Nashtatik that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office, or (d) upon or within the one-year period following a change of control, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then Ms. Nashtatik will receive the following benefits:

(i) subject to the Section 280G cap described below, a one-time, lump-sum severance payment equal to Mr. Marohn’s annual base salary in effect at the time of such termination, pro-rated for the number of days remaining in the then-current term (or, following a change of control, a one-time, lump-sum severance payment equal to one times Mr. Marohn’s annual base salary in effect at the time of such termination);

(ii) all restricted stock (other than shares under the Matching Program), restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested, and shares issued under the Matching Program will become immediately vested as follows: one-third of the shares shall immediately vest if the termination occurs less than one year after the issuance, two-thirds of the shares shall immediately vest if the termination occurs less than two years (but one year or more) after the issuance, and one hundred percent of the shares shall immediately vest if the termination occurs two years or more after the issuance;

(iii) any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro-rated basis according as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iv) up to twelve months of benefits continuation; and

(v) up to $7,500 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” is defined in Ms. Nashtatik’s employment agreement generally as the sale of one hundred percent of the Company or a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreement.

If any severance payment, either alone or when added to any other payment or benefit to which Ms. Nashtatik is entitled from the Company exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of his employment agreement, the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Kelly M. Malson

By letter dated October 28, 2019, Ms. Malson and the Company agreed on, and on October 29, 2019, the Board of Directors of the Company (the “Board” formally ratified, November 15, 2019 as Ms. Malson’s last day of employment with the Company (the “Separation Date”).

Ms. Malson had been subject to an employment agreement. Under that agreement, in the event of the termination of Ms. Malson’s employment (i) by the Company other than for cause (as defined in her employment agreement) or (ii) by Ms. Malson upon (a) a good faith determination by Ms. Malson that there had been a material breach of her employment agreement by the Company, (b) a material adverse change in her working conditions or status, (c) a significant relocation of her principal office, or (d) upon or within the one-year period following a change of control, a good faith determination by her that there had been any of the following: a breach of her employment agreement by the Company, any adverse change in her working conditions, status, authority, duties, responsibilities or any requirement that she relocate her principal office to a location that was more than ten miles from the location of her principal office immediately prior to the change of control, then Ms. Malson would have received the following benefits:

(i) subject to the Section 280G cap described below, a one-time, lump-sum severance payment equal to Ms. Malson’s annual base salary in effect at the time of such termination, pro-rated for the number of days remaining in the then-current term (or, following a change of control, a one-time, lump-sum severance payment equal Ms. Malson’s annual base salary in effect at the time of such termination);

(ii) all restricted stock (other than shares under the Matching Program), restricted stock unit awards, stock options and stock appreciation rights would have become fully and immediately vested, and shares issued under the Matching Program would have become immediately vested as follows: one-third of the shares would have immediately vested if the termination occurred less than one year after the issuance, two-thirds of the shares would have immediately vested if the termination occurred less than two years (but one year or more) after the issuance, and one hundred percent of the shares would have immediately vested if the termination occurred two years or more after the issuance;

(iii) any performance shares, performance units or similar performance-based equity awards would have been deemed earned on a pro-rated basis as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iv) up to twelve months of benefits continuation; and

(v) up to $7,500 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” was defined in the Ms. Malson’s employment agreement generally as the sale of one hundred percent of the Company or a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company had occurred or was imminent, which determination needed to be made for the specific purpose of triggering the operative provisions of the employment agreement.

If any severance payment, either alone or when added to any other payment or benefit to which Ms. Malson was entitled from the Company exceeded the amount that may have been paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of her employment agreement, the severance payment and any other such payment or benefit would have been either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever resulted in the better after-tax result to the executive officer.

Equity Incentive Plans

Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon Death, Disability, Termination Without Cause or Constructive Termination

In the event of termination of a participant’s employment due to death or disability or termination without cause by the Company, all shares of restricted stock granted to such participant under the Equity Plan and the Omnibus Incentive Plan will generally become fully vested and the restrictions on transferability under the terms of the award will lapse. In the event of termination of a participant’s employment without cause by the Company, all shares of restricted stock underlying performance units awarded under the Performance Unit Program will become fully vested based on actual performance achieved and will be settled after the conclusion of the performance period. If such termination occurs following the end of the performance period, all earned shares of restricted stock vest immediately.

In the event of termination of a participant’s employment due to death, disability or retirement, all options granted to such participant under the Equity Plan and Omnibus Incentive Plan will become fully vested on the date of such termination and will be exercisable thereafter for a period of thirty days.

In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, performance share awards will generally be deemed earned immediately upon such termination in an amount equal to the amount that would have been earned had the target performance level for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of termination of employment. In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, shares of restricted stock underlying performance units awarded under the Performance Unit Program will be deemed earned and vested immediately upon such termination in an amount equal to the amount that would have been earned had the target performance level for the performance period been met. In the event of termination of a participant’s employment due to death or disability following the end of a performance period, shares of restricted stock underlying performance units awarded under the Performance Unit Program will be deemed earned and vested immediately upon such termination in an amount equal to the amount that was earned based on actual performance achieved.

In all other cases of termination, non-vested equity awards under the Equity Plan and the Omnibus Incentive Plan will generally be forfeited.

A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan”. A more detailed description of the Omnibus Incentive Plan can be found below under the heading “Summary of Omnibus Incentive Plan”.

Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon a Change of Control

Unless the Compensation Committee provides otherwise in any particular award agreement, and other than as stated below under “Performance Unit Program,” in the event of a change of control of the Company, awards may be assumed or substitute awards may be made by the Company or its successor that contain similar terms and conditions as the awards issued under an equity compensation plan, without participant consent. If awards are assumed or if substitute awards are made, and if the Company or its successor in the change of control transaction terminates a participant within one year following the change of control, then the award will immediately vest on the date of such termination of employment or service, as applicable.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•

At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days’ notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.

•	All shares of restricted stock will vest in full immediately prior to the date of a change of control.
•

Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the equity compensation plans, a “change of control” generally includes any of the following events:

•

A person or group of persons becomes the beneficial owner of 25% or more of the outstanding Common Shares of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;

•

The members of the Board of Directors on April 1, 2007 for the Equity Plan and July 1, 2015 for the Omnibus Incentive Plan (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;

•	The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;
•	The consummation of a complete liquidation or dissolution of the Company; or
•

The consummation of a merger or consolidation of the Company with or into any other company in which the Company’s shareholders immediately prior to the merger or consolidation will own less than 50% of the outstanding common shares or voting control of the surviving company.

Performance Unit Program

Under the Performance Unit Program, if the change of control occurs during a performance period, the awards are converted into time-vested restricted stock of the acquiring company based on the target performance level and, if the change of control occurs following a performance period, the awards are converted into time-vested restricted stock of the acquiring company based on the actual performance level achieved. In either case, the awards would accelerate in the event the executive officer is terminated without cause or voluntarily terminates with good reason within twenty-four months of the change of control. If awards under the Performance Unit Program are not assumed or converted by the acquiring company, then, if the change of control occurs during a performance period, the awards are subject to accelerated vesting based on the target performance level, and if the change of control occurs following a performance period, the awards are subject to accelerated vesting based on actual performance level achieved.

Quantification of Termination/Change of Control Payments

The table below reflects the amount of compensation that would have been paid to each of the Named Executive Officers of the Company (except Ms. Malson) holding office on March 31, 2020, under their respective employment arrangement in effect at such time in the event of his or her disability or death, involuntary termination without cause or constructive termination, or termination upon a change of control. The amounts assume that such event occurred or termination was effective as of March 31, 2020, and thus include amounts earned through such time and are estimates of the amounts that would have been paid out upon occurrence of such event or termination, as applicable. Since Ms. Malson’s employment was severed prior to March 31, 2020, she is not included in the table; no severance payments were paid to her.

Fiscal 2020 and 2019 Termination/Change of Control Payments

		Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change of Control
Name	Fiscal Year	Salary & Bonus $	Benefits $	Total $	Salary & Bonus $	Benefits $ (1)	Total $	Salary & Bonus $	Benefits $ (1)	Total $
Douglas W. Marohn President, Chief Executive Officer	2020	—	—	—	$438,219	$140,573	$578,792	$700,000	$140,573	$840,573
and Corporate Secretary

Irina Nashtatik Chief Financial Officer	2020	—	—	—	185,671	—	185,671	185,671	—	185,671

(1)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2020, which was $5.84 per share, by the number of shares of restricted stock that were subject to accelerated vesting on such date.

Summary of Employment Agreements with Executive Officers

The Company entered a prior employment agreement with Ms. Kelly Malson, former Chief Financial Officer, effective as of December 5, 2018 (the “Effective Date”). The Company entered into new employment agreement with Ms. Irina Nashtatik, Chief Financial Officer effective as of July 7, 2020 (the “Effective Date”).  The Company entered into a new employment agreement with Mr. Douglas Marohn, President and Chief Executive Officer, effective as of July 8, 2020 (the “Effective Date). The following section provides information on our employment agreements with the Named Executive Officers.

Douglas Marohn

The agreement with Mr. Marohn provides for a base salary of $350,000 and annual milestone or long-term bonuses as described above under “Executive Compensation Discussion and Analysis – Compensation Components – Incentive Bonuses.” The agreement has an initial term expiring June 30, 2022. Thereafter, the agreement automatically renews each year for successive twelve-month periods, unless the Company provides to Mr. Marohn, at least sixty days prior to the expiration of the term, written notification that it intends not to renew the agreement. Upon a change of control, the term of the agreement would be extended until the first anniversary of the change of control. Mr. Marohn’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Mr. Marohn’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Marohn will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Irina Nashtatik

The agreement with Ms. Nashtatik provides for a base salary of $180,000 and annual milestone bonuses as described above under “Executive Compensation Discussion and Analysis – Compensation Components – Incentive Bonuses.”  The agreement has an initial term expiring on June 30, 2022. Thereafter, the agreement automatically renews each year for successive twelve-month periods, unless the Company provides to Ms. Nashtatik, at least sixty days prior to the expiration of the term, written notification that it intends not to renew the agreement. Upon a change of control, the term of the agreement would be extended until the first anniversary of the change of control. Ms. Nashtatik’s employment agreement provides that, if she is terminated by the Company without cause, or if she terminates her employment upon (a) a good faith determination by her that the Company has materially breached her employment agreement, (b) a material adverse change in her working conditions or status, (c) a significant relocation of her principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by her that there has been any of the following: a breach of her employment agreement by the Company, any adverse change in her working conditions, status, authority, duties, responsibilities or any requirement that she relocate her principal office to a location that is more than ten miles from the location of her principal office immediately prior to the change of control, then she shall be entitled to a severance payment as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Ms. Nashtatik’s agreement further provides that, during the term of the agreement and for a period of one year thereafter, Ms. Nashtatik will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Kelly Malson

The agreement with Ms. Malson provided for a base salary of $250,000 and annual milestone or long-term bonuses as described above under “Executive Compensation Discussion and Analysis – Compensation Components – Incentive Bonuses.”  The agreement had an initial term expiring on June 30, 2020. Thereafter, the agreement would have automatically renewed each year for successive twelve-month periods, unless the Company provided to Ms. Malson, at least sixty days prior to the expiration of the term, written notification that it intends not to renew the agreement. Upon a change of control, the term of the agreement would have been extended until the first anniversary of the change of control. Ms. Malson’s employment agreement provided that, if she were terminated by the Company without cause, or if she terminated her employment upon (a) a good faith determination by her that the Company has materially breached her employment agreement, (b) a material adverse change in her working conditions or status, (c) a significant relocation of her principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by her that there has been any of the following: a breach of her employment agreement by the Company, any adverse change in her working conditions, status, authority, duties, responsibilities or any requirement that she relocate her principal office to a location that is more than ten miles from the location of her principal office immediately prior to the change of control, then she would be entitled to a severance payment as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Ms. Malson’s agreement further provides that, during the term of the agreement and for a period of one year thereafter, Ms. Malson will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Summary of Equity Plan

The Equity Plan was adopted by the Board of Directors of the Company on June 15, 2006 and approved by the shareholders of the Company on August 9, 2006. The Equity Plan was terminated on August 13, 2015; no new awards have been granted under such plan since that date, but awards granted under such plan remain outstanding. The purposes of the Equity Plan were:

•	to attract, retain and reward individuals who serve as key employees and non-employee directors of the Board; and
•

to increase shareholder value by offering participants the opportunity to acquire Common Shares or receive monetary payments based on the value of such Common Shares. By providing stock-based awards to the Company’s key employees and non-employee directors, the Board of Directors believes those individuals will be provided an incentive to increase shareholder value.

A more detailed summary of the Equity Plan was included in Proposal 2 of the Company’s Proxy Statement for the 2006 Annual General Meeting and a copy of the Equity Plan was attached to such Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Summary of Omnibus Incentive Plan

The Omnibus Incentive Plan was adopted by the Board of Directors and subsequently approved by the shareholders of the Company on August 13, 2015. The purpose of this Omnibus Incentive Plan is to promote the best interests of the Company and its shareholders by providing key employees and non-employee directors of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company or receive other incentive compensation on the potentially favorable terms that the Plan provides. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and its affiliates by those key employees and directors who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success, all of which benefits the shareholders.

The Omnibus Incentive Plan:

•	is administered by the Compensation Committee with respect to key employee participants and the Board of Directors with respect to non-employee director participants;
•

permits the grant of options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards;

•	limits the number of awards that the Compensation Committee may grant to any one key employee participant; and
•	reserves 750,000 Common Shares for awards.

A more detailed summary of the Omnibus Incentive Plan was included in Proposal 3 of the Company’s Proxy Statement for the 2015 Annual General Meeting and a copy of the Equity Plan was attached to such Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended March 31, 2020:

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Robin Hastings	$55,750	20,000	—	$75,750
Jeremy Q. Zhu	65,750	20,000	—	85,750
Adam K. Peterson	45,750	20,000	—	65,750
Jeffrey Royal	55,750	20,000	—	75,750
(1)	Grant date fair value.

Directors who are not employed by us (“Non-Employee Directors) do not receive any additional compensation for their services as directors. The Compensation Committee reviews the director compensation on annual basis.

Each director who is not an executive officer of the Company (“Non-Employee Director”) receives an annual retainer of $45,000, with the chair of each standing committee receiving an additional $10,000. Non-Employee Directors do not receive a per meeting fee for ordinary-course Board meetings; however, they receive a meeting fee of $1,000 per non-ordinary course Board meeting (reduced to $750 for telephonic meetings), calculated separately for the Board of Directors and each committee. Generally, each Non-Employee Director receives an annual award of restricted stock with a value of $20,000. Directors joining the Board of Directors mid-year will receive a pro-rated equity award vesting on the date of the following annual general meeting of shareholders.

Upon a change of control of the Company, the awards granted under the Omnibus Incentive Plan to Non-Employee Directors are treated in the same manner as awards made to employees as described above under “Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon a Change of Control.”

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director or executive officer of the Company, no nominee for election as a director of the Company, and no associate or affiliate of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s last completed fiscal year.

RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since the beginning of the Company’s fiscal year ended March 31, 2020, there have been no transactions with related persons, and there are no currently proposed transactions with related persons, required by applicable SEC rules and regulations to be disclosed hereunder.

Review, Approval, and/or Ratification of Transactions with Related Persons

Since the beginning of the Company’s fiscal year ended March 31, 2019, there have been no transactions with related persons, and there are no currently proposed transactions with related persons.

The Company recognizes that transactions involving related persons can present potential or actual conflicts of interest and create the appearance that the Company’s business decisions are based on considerations other than the best interests of its shareholders. Therefore, in accordance with the terms of its charter, the Audit Committee of the Board will review and approve all transactions involving related persons. The policy covers, and is not limited to, the SEC’s threshold requirements involving related person transactions.

General Policy

Transactions involving related persons must be approved, or ratified if pre-approval is not feasible, by the Audit Committee of the Board consisting solely of independent directors, who will approve or ratify the transaction only if they determine that it is in the best interests of the Company’s shareholders. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. The Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	It is the responsibility of management or the affected director or executive officer to bring the matter to the attention of the Audit Committee.
•	Any transaction involving a related person should be presented to the Audit Committee at the next regularly scheduled meeting.
•	All transactions should be pre-approved by the Audit Committee, or if not feasible, ratified by the Audit Committee as promptly as practicable.
•

If a member of the Audit Committee is involved in the transaction, except for purposes of providing material information about the transaction to the Audit Committee, he must be recused from all discussions and decisions about the transaction.

Ongoing transactions involving related persons shall be reviewed by the Audit Committee on an annual basis at the first regularly scheduled meeting of the fiscal year.

Since the beginning of the Company’s last fiscal year, there have been no transactions required to be reported under the applicable SEC rules where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no nominee for election as a director of the Company, no person who has been a director or executive officer of the Company since the commencement of the Company’s last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership or securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2021 Annual General Meeting of Shareholders is April 1, 2021 (unless the date of the 2021 Annual General Meeting is not within 30 days of August 27, 2021, in which case the deadline will be a reasonable time before we begin to print and send the proxy materials for the 2021 Annual General Meeting).

After June 15, 2021, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 is considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for the 2021 Annual General Meeting may exercise discretionary voting power with respect to any such proposal (unless the date of the 2021 Annual General Meeting is not within 30 days of August 27, 2021, in which case the deadline will be a reasonable time before we send the proxy materials for the 2021 Annual General Meeting).

Under the British Columbia Business Company Act (“BCBCA”), shareholder proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of CAD $2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCBCA. To be a valid proposal, the proposal must be submitted as lease three months (the “Submission Deadline”) before the anniversary of the previous year’s annual reference date, which Submission Deadline of the 2021 Annual General Meeting will be May 27, 2021.

OTHER MATTERS

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

Dated this 30th day of July, 2020

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. Royal

Chairman of the Board

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Form of Proxy - Annual General Meeting to be held on Thursday, August 27, 2020 01MXJA This Form of Proxy is solicited by and on behalf of Management. Fold Fold CONTROL NUMBER VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To Vote Using the Telephone To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:30 AM, Eastern Time on Tuesday, August 25, 2020. Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6 C1234567890 XXX 000001 COMMON CPUQC01.E.INT/000001/i1234 123456789012345 Holder Account Number Security Class 1-866-732-VOTE (8683) Toll Free

301649 01MXKA Fold Fold AR0 Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. MM / DD / YY Date Signature(s) 1. Election of Directors 01. Douglas Marohn For Withhold 02. Jeremy Q. Zhu For Withhold 2. Appointment of Auditors To ratify the appointment of RSM US LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2021. For Withhold 3. Advisory Vote on Compensation of Named Executive Officers To approve the compensation of the Company’s Named Executive Officers as disclosed in the Executive Compensation Discussion and Analysis Section and the accompanying compensation tables and narrative discussion contained in the Proxy Statement and Information Circular. Against Abstain I/We being holder(s) of Nicholas Financial, Inc. hereby appoint(s): Jeffrey Royal, Chairman of the Board, or failing him, Douglas Marohn, Chief Executive Officer. Appointment of Proxyholder Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday, August 27, 2020 at 10:30 AM, Eastern Time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For NICQ 999999999999 XXXX C1234567890 XXX 123 MR SAM SAMPLE

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Voting Instruction Form (“VIF”) - Annual General Meeting to be held on Thursday, August 27, 2020 01MXLA NON-REGISTERED (BENEFICIAL) SECURITYHOLDERS Fold Fold CONTROL NUMBER VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. If you vote by telephone or the Internet, DO NOT mail back this VIF. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF. To Vote Using the Telephone To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. 1. We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person, your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions. 2. We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly. 3. If you want to attend the meeting and vote in person, please write your name in the place provided for that purpose in this form. You can also write the name of someone else whom you wish to attend the meeting and vote on your behalf. Unless prohibited by law, the person whose name is written in the space provided will have full authority to present matters to the meeting and vote on all matters that are presented at the meeting, even if those matters are not set out in this form or the information circular. Consult a legal advisor if you wish to modify the authority of that person in any way. If you require help, please contact the Registered Representative who services your account. 4. This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate. 5. If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you. 6. When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting. 7. This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the notice of meeting or other matters as may properly come before the meeting or any adjournment thereof. 8. Your voting instructions will be recorded on receipt of the VIF. 9. By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities. 10. If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account. 11. This VIF should be read in conjunction with the information circular and other proxy materials provided by Management. VIFs submitted must be received by 10:30 AM, Eastern Time on Tuesday, August 25, 2020. Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6 C1234567890 XXX 000001 Intermediary XXX 1-866-734-VOTE (8683) Toll Free CPUQC01.E.INT/000001/i1234 123456789012345 COMMON Holder Account Number Security Class

301649 01MXMA Fold Fold AR0 Authorized Signature(s) - This section must be completed for your instructions to be executed. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. MM / DD / YY Date Signature(s) Management Appointees are: Jeffrey Royal, Chairman of the Board, or failing him, Douglas Marohn, Chief Executive Officer. Appointee(s) If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse). OR as my/our appointee to attend, act and to vote in accordance with the following direction (or if no directions have been given, as the appointee sees fit) and all other matters that may properly come before the Annual General Meeting of securityholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday, August 27, 2020 at 10:30 AM, Eastern Time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Douglas Marohn For Withhold 02. Jeremy Q. Zhu For Withhold 2. Appointment of Auditors To ratify the appointment of RSM US LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2021. For Withhold 3. Advisory Vote on Compensation of Named Executive Officers To approve the compensation of the Company’s Named Executive Officers as disclosed in the Executive Compensation Discussion and Analysis Section and the accompanying compensation tables and narrative discussion contained in the Proxy Statement and Information Circular. Against Abstain For NICQ 999999999999 XXXX C1234567890 XXX 123 MR SAM SAMPLE